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                              ACCOUNTANTS' CONSENT

The Board of Directors
ShopNow.com Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG LLP

Omaha, Nebraska
February 8, 2000



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